UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2017

THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)

717-757-7660
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On May 1, 2017, The Bon-Ton Stores, Inc. issued a press release announcing the closing of an extension of its $730 million ABL Tranche A credit facility to April 28, 2022 in advance of its December 2018 maturity date.  The extension is described in more detail below, and the full text of the press release is attached hereto as Exhibit 99.1.

Fifth Amendment to Second Amended and Restated Loan and Security Agreement

On April 28, 2017, The Bon-Ton Department Stores, Inc., Carson Pirie Scott II, Inc., Bon-Ton Distribution, LLC, McRIL, LLC, Bonstores Realty One, LLC and Bonstores Realty Two, LLC, as borrowers, and The Bon-Ton Stores, Inc., The Bon-Ton Giftco, LLC, Bonstores Holdings One, LLC and Bonstores Holdings Two, LLC, as guarantors, entered into a Fifth Amendment (the “Fifth Amendment”) to the Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, with Bank of America, N.A., as Agent, and certain financial institutions as lenders.

The Fifth Amendment provided for the extension of its $730 million ABL Tranche A credit facility in advance of its December 2018 maturity date.  The Tranche A revolving facility is now due to mature on April 28, 2022 provided that the Tranche A-1 revolving facility is repaid prior to March 15, 2021 or the maturity of the Tranche A-1 revolving facility is extended to at least April 28, 2022.  If the Tranche A-1 revolving facility is not so repaid or so extended, or is extended to a date earlier than April 28, 2022, the Tranche A revolving facility will mature on the same date as the Tranche A-1 revolving facility.  In any event, the Tranche A revolving facility remains subject to a “springing” maturity date sixty days prior to the earliest of the maturity date of (x) any “senior note debt” (which currently comprises our 8.00% Second Lien Senior Secured Notes due 2021) and (y) if incurred, certain permitted debt secured by junior liens.  Pricing and all other terms of the ABL facility are essentially unchanged, and the total commitment under the facility (Tranche A and Tranche A-1) remains at $880 million.

The foregoing description of the Fifth Amendment is qualified in its entirety by reference to the Fifth Amendment, a copy of which is included as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Fifth Amendment to Second Amended and Restated Loan and Security Agreement, as of April 28, 2017

99.1	Press Release issued May 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.

By:	/s/ Nancy A. Walsh
Nancy A. Walsh
Executive Vice President—Chief Financial Officer

Dated: May 1, 2017